UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 11, 2007

Date of Report (Date of Earliest Event Reported)

DIVERSIFIED FUTURES FUND, L.P.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-17592	13-3464456
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Diversified Futures Fund, L.P. (“Registrant”) has entered into a Services Agreements with Spectrum Global Fund Administration, L.L.C. (“Spectrum”) whereby Spectrum will provide administration services to Registrant. Registrant will pay Spectrum an annual fee 0.17% per annum of net assets in managed accounts in the name of Registrant.

Item 1.02	Termination of a Material Definitive Agreement

DPM Mellon, LLC (“DPM”) currently provides Registrant with administration services pursuant to an Administration Agreement dated November 1, 2004 between DPM and Registrant. Registrant has notified DPM that effective October 1, 2007, Registrant intends to replace DPM with Spectrum as Administrator and that DPM’s Administration Agreement with Registrant will be terminated effective close of business on September 30, 2007.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.2	Notice to Partners dated September 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on September 11, 2007.

DIVERSIFIED FUTURES FUND, L.P.
(Registrant)

		By:	Preferred Investment Solutions Corp.
its General Partner

Date:	September 11, 2007	By:	/s/ Lawrence S. Block
			Name:	Lawrence S. Block
			Title:	Senior Vice President and
General Counsel